Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2017, with respect to the consolidated financial statements in the Annual Report of Medical Transcription Billing, Corp. on Form 10-K for the year ended December 31, 2016. We consent to the incorporation by reference of said report in the Registration Statements of Medical Transcription Billing, Corp. on Form S-8 (File No. 333-203228) and Form S-3 (File No. 333-210391).

/s/ GRANT THORNTON LLP

Iselin, New Jersey
March 31, 2017